UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 2004 (August 11, 2004)

i2 Telecom International, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-27704	91-1426372
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Yamato Road, Suite 2112, Boca Raton, Florida		33431
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 994-5379

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

On August 11, 2004, pursuant to that certain Securities Purchase Agreement dated as of August 11, 2004 among i2 Telecom International, Inc., a Washington corporation (the “Company”), and the buyers signatory thereto (the “Securities Purchase Agreement”), the Company completed a private placement of 4,500 shares of its preferred stock series D, no par value per share (the “Preferred Shares”), warrants to purchase 2,812,500 shares of its common stock, no par value per share (the “Common Stock”), and 1,125 additional investment right units (the “AIRs”) for an aggregate purchase price of $4.5 million, with net proceeds to the Company of $4.2 million (the “Private Placement”). The Preferred Shares issued in the Private Placement are convertible into an aggregate of 5,625,000 shares of Common Stock, subject to adjustment, with each Preferred Share being convertible into 1,250 shares of Common Stock, subject to adjustment. Each AIR is exercisable for one Preferred Share and a warrant to purchase 625 shares of Common Stock, subject to adjustment, at an exercise price of $1,000 per unit. The warrants issued in the Private Placement and issuable upon exercise of the AIRs (collectively, the “Warrants”) are exercisable for a period of three years at an exercise price of $0.96 per share.

The Preferred Shares, Warrants and AIRs issued upon closing of the Private Placement were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Rule 506 of Regulation D promulgated pursuant to Section 4(2) of the Securities Act. The Preferred Shares, Warrants and AIRs issued upon the closing of the Private Placement, the Preferred Shares and Warrants issuable upon exercise of the AIRs, and the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants issued upon closing of the Private Placement and exercise of the AIRs may not be offered or sold in the United States absent registration pursuant to the Securities Act or an applicable exemption from the registration requirements of the Securities Act. As part of the terms of the Private Placement, the Company is obligated to file a registration statement to register for resale under the Securities Act the shares of Common Stock underlying the Preferred Shares and Warrants issued upon closing of the Private Placement and issuable upon exercise of the AIRs. In connection with the Private Placement, certain shareholders of the Company agreed not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, until the one-year anniversary of the date on which the Securities and Exchange Commission declares such registration statement effective an aggregate of 4,279,855 shares of Common Stock which are otherwise entitled to certain piggy-back registration rights.

The description contained herein of the Private Placement is qualified in its entirety by reference to the Securities Purchase Agreement, the Certificate of Designations for the Preferred Shares, the form of Warrant, the form of AIR, the Registration Rights Agreement dated as of August 11, 2004, among the Company and the buyers signatory thereto, and the form of Lock-up Agreement executed by certain shareholders of the Company which are filed as Exhibits 2.1, 3.1, 4.1, 4.2, 4.3 and 99.1, respectively, to this Report and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) – (b)	Financial Statements and Pro Forma Financial Information None.

(c)	Exhibits.

2.1	Securities Purchase Agreement dated as of August 11, 2004, among the Company and each of the buyers signatory thereto. (The schedules to the Securities Purchase Agreement have been omitted from this Report pursuant to Item 601(b)(2) of Regulation S-B, and the Company agrees to furnish copies of such omitted schedules supplementally to the Securities and Exchange Commission upon request.)

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3.1	Certificate of Designations of Rights and Preferences of Preferred Stock Series D of i2 Telecom International, Inc.

4.1	Form of Warrant issued by the Company to each buyer in connection with the Private Placement.

4.2	Form of AIR issued by the Company to each buyer in connection with the Private Placement.

4.3	Registration Rights Agreement among the Company and the buyers signatory thereto entered into in connection with the Private Placement.

99.1	Form of Lock-up Agreement entered into in connection with the Private Placement.

99.2	Press Release dated August 12, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

i2 TELECOM INTERNATIONAL, INC.

By:	/s/ Paul Arena
Paul Arena
Chief Executive Officer

Dated: August 13, 2004

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EXHIBIT INDEX

2.1	Securities Purchase Agreement dated as of August 11, 2004, among the Company and each of the buyers signatory thereto. (The schedules to the Securities Purchase Agreement have been omitted from this Report pursuant to Item 601(b)(2) of Regulation S-B, and the Company agrees to furnish copies of such omitted schedules supplementally to the Securities and Exchange Commission upon request.)

3.1	Certificate of Designations of Rights and Preferences of Preferred Stock Series D of i2 Telecom International, Inc.

4.1	Form of Warrant issued by the Company to each buyer in connection with the Private Placement.

4.2	Form of AIR issued by the Company to each buyer in connection with the Private Placement.

4.3	Registration Rights Agreement among the Company and the buyers signatory thereto entered into in connection with the Private Placement.

99.1	Form of Lock-up Agreement entered into in connection with the Private Placement.

99.2	Press Release dated August 12, 2004.